UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79 T.W. Alexander Drive 4401 Research Common Building Suite 290 P.O. Box 14188 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On September 19, 2014, the Board of Directors (the “Board”) of NephroGenex, Inc. (the “Company”), at the recommendation of the Company’s Compensation Committee based on the study and suggestions of an independent compensation consultant, approved the Company’s new non-executive director compensation policy (the “Policy”) which will be effective on October 1, 2014. Under the Policy, as of October 1, 2014, the annual cash retainer payable to non-executive members of the Board including meeting fee shall be $40,000. In addition, the Chairman of each Committee will receive additional compensation as follows:

Audit	$15,000
Compensation	$10,000
Nominating and Governance	$7,500

The Chairman of the Board will also receive $25,000. The value of the annual stock option award shall be $37,500 with the number of stock options to be determined based on a Black-Scholes calculation on the date of the grant. All options will vest on the first anniversary of the grant date. Newly elected or appointed directors will receive two times the regular annual option grant at the time of their election. It is contemplated that non-employee directors grants will be made annually at the time of the Registrant’s annual meeting. At that time, consideration may also be given to adjust the compensation of the most recently elected director to reflect the new policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: September 22, 2014	/s/ Pierre Legault
Pierre Legault Chief Executive Officer

3